Exhibit 4.66

AMENDMENT NO. 6 TO SECURITIES PURCHASE AND LOAN AGREEMENT

This Amendment No. 6 to Securities Purchase and Loan Agreement, dated as of March [__], 2009 (this “Agreement”), is by and among National Investment Managers Inc., a Florida corporation (the “Company”), Woodside Capital Partners IV, LLC (“Woodside”), Woodside Capital Partners IV QP, LLC (“QP”), Woodside Capital Partners V, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (“Woodside V”), Woodside Capital Partners V QP, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (“Woodside V QP”, and together with Woodside, QP and Woodside V, the “Holders”) and Woodside Agency Services, LLC as collateral agent for the Holders (the “Collateral Agent”).

RECITALS

A.
Reference is hereby made to a certain Securities Purchase and Loan Agreement, dated as of November 30, 2007, as amended by that certain Consent and Amendment No. 1 to Securities Purchase and Loan Agreement, dated as of April 4, 2008, that certain Consent and Amendment No. 2 to Securities Purchase and Loan Agreement, dated as of June 30, 2008, that certain Consent and Amendment No. 3 to Securities Purchase and Loan Agreement, dated as of July 16, 2008, that certain Consent and Amendment No. 4 to Securities Purchase and Loan Agreement, dated as of October 1, 2008, that certain Consent and Amendment No. 5 to Securities Purchase and Loan Agreement, dated as of November 26, 2008, and as may be further amended or modified from time to time, by and among the Company, the Holders and the Collateral Agent (the “SPA”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the SPA.

B.
Certain Events of Default exist under the SPA as a result of the Company’s failure to comply with the following financial covenants for the Company’s fiscal year ended as of December 31, 2008 (collectively, the “Existing Defaults”):

(i)	the Minimum EBITDA covenant as set forth in Section 1 of Schedule 7.6 to the SPA.

(ii)	the Maximum Leverage Ratio covenant as set forth in Section 2 of Schedule 7.6 to the SPA.

(iii)	the Minimum Fixed Charge Coverage Ratio covenant as set forth in Section 4 of Schedule 7.6 to the SPA.

C.	The Company has requested that the Holders (i) waive the Existing Defaults, and (ii) agree to amend certain other provisions of the SPA.

D.	The Holders have agreed to (i) waive the Existing Defaults, and (ii) amend certain other provisions of the SPA, upon the terms and conditions set forth in this Agreement.

Exhibit 4.66

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders, the Collateral Agent and the Company hereby agree as follows:

1.	Amendments. The Holders, the Collateral Agent and the Company hereby agree to the following amendments to the SPA:

(a)	The definition of Fixed Charge Coverage Ratio in Section 1 of the SPA is hereby deleted in its entirety and the following new definition is substituted therefor:

“Fixed Charge Coverage Ratio.  Fixed Charge Coverage Ratio shall mean, as of any date of determination and as determined for the Company and its Subsidiaries on a consolidated basis, the ratio of (i) Adjusted EBITDA for the four fiscal quarter period ending as of such date, less cash taxes paid during such period, less Capital Expenditures made during such period; to (ii) the amount of current portions of long term Indebtedness at such date, plus interest expense on Indebtedness for Borrowed Money during such period.  For purposes of the calculation of the Fixed Charge Coverage Ratio, the principal amount due upon maturity of the Term Loan (as defined in the Senior Loan Agreement as in effect on the Sixth Amendment Effective Date) shall not be considered a “current portion of long term Indebtedness” and the monthly principal payments of the Term Loan (as defined in the Senior Loan Agreement as in effect on the Sixth Amendment Effective Date) during 2010 and 2011 shall be deemed to be $250,000.”

(b)	The definition of Permitted Acquisition in Section 1 of the SPA is hereby deleted in its entirety and the following new definition is substituted therefor:

“Permitted Acquisition.  Permitted Acquisition shall mean any acquisition by the Company or any of its Subsidiaries of all or substantially all of the assets of any Person or all of the capital stock (or other equity interests) of any Person; provided that, prior to such acquisition, the Company or such Subsidiary shall have received the prior written consent of the Holders, which consent may be withheld by the Holders in their sole discretion.”

(c)	Section 1 of the SPA is hereby amended by adding the following new definition in the appropriate alphabetical order:

“Sixth Amendment Effective Date. Sixth Amendment Effective Date shall mean March 30, 2009.”

(d)	Section 9.3 of the SPA is hereby amended by adding the following parenthetical immediately after the word “month” contained in the first line thereof:

Exhibit 4.66

“(including, for the avoidance of doubt, December, March, June and September)”.

(e)	Section 1 of Schedule 7.6 to the SPA is hereby amended by deleting the chart contained therein and substituting in lieu thereof the following chart:

Fiscal Quarter Ending	Minimum Consolidated EBITDA

March 31, 2009	$8,400,000

June 30, 2009	$9,000,000

September 30, 2009	$9,050,000

December 31, 2009	$10,100,000

March 31, 2010	$10,700,000

June 30, 2010	$11,150,000

September 30, 2010 and each fiscal quarter ending thereafter	$11,150,000

(f)	Section 2 of Schedule 7.6 to the SPA is hereby amended by deleting the chart contained therein and substituting in lieu thereof the following chart:

Fiscal Quarter Ending	Maximum Leverage Ratio

March 31, 2009	3.25:1.00

June 30, 2009	3.25:1.00

September 30, 2009	3.25:1.00

December 31, 2009	2.75:1.00

March 31, 2010	2.60:1.00

June 30, 2010	2.50:1.00

September 30, 2010 and each fiscal quarter ending thereafter	2.50:1.00

(g)	Section 4 of Schedule 7.6 to the SPA is hereby deleted in its entirety and replaced with the following:

Exhibit 4.66

“4.
Fixed Charge Coverage Ratio.  The Company shall not permit the Fixed Charged Coverage Ratio, determined as at the end of each fiscal quarter set forth in the table below, to be less than the ratio set forth opposite such fiscal quarter in such table.

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio

March 31, 2009	1.05:1.00

June 30, 2009	1.00:1.00

September 30, 2009	1.00:1.00

December 31, 2009	1.20:1.00

March 31, 2010	1.25:1.00

June 30, 2010	1.25:1.00

September 30, 2010 and each fiscal quarter ending thereafter	1.25:1.00

(h)	Section 6 of Schedule 7.6 to the SPA is hereby deleted in its entirety and replaced with the following:

“6.	Ratio of Total Funded Debt to Net Worth. The Company shall not permit the ratio of Total Funded Debt to Net Worth to be greater than 2.00:1.00 at any time.”

(i)	Section 7.13 of the SPA is hereby deleted in its entirety and replaced with the following:

“7.13 Capital Expenditures.  The Company and its Subsidiaries together will not make Capital Expenditures in excess of (i) $196,000 during the first fiscal quarter of 2009, (ii) $389,000 during the second fiscal quarter of 2009, (iii) $236,000 during the third fiscal quarter of 2009, (iv) $50,000 during the fourth fiscal quarter of 2009 or (v) $225,000 during any fiscal quarter occurring thereafter.”

2.
Waiver.  Holders hereby agree to waive the Existing Defaults.  The waiver contained herein shall not constitute an agreement by the Holders to waive any other Default or Event of Default, nor shall it be deemed to create a course of dealing between Holders and the Company, or an agreement by Holders to waive any Default or Event of Default at any other time.

3.
Waiver and Amendment Fee.  In consideration for the waiver and the amendments provided by the Holders herein, the Company agrees to pay to the Collateral Agent, for the pro rata account of the Holders, a fee equal to $60,000 (the “Fee”).  The Fee shall be fully earned on the date hereof and shall be due and payable in full (in cash) on January 1, 2010.  Commencing on the date hereof, the unpaid portion of the Fee outstanding from time to time shall bear interest at the same rate applicable to the Notes as set forth in Section 3.5 of the SPA, with such interest being due and payable at the times set forth in Section 3.5 of the SPA.

Exhibit 4.66

4.	Conditions Precedent. As a condition of this Agreement, the Company shall at the time of execution of this Agreement:

(a)
reimburse the Collateral Agent and the Holders for their respective out-of-pocket costs in connection with this Agreement and the Modification Documents (as defined below), including reasonable legal fees and expenses incurred by the Collateral Agent and the Holders;

(b)	deliver to the Collateral Agent the following documents in form and substance reasonably satisfactory to the Collateral Agent or, if applicable, as required by the terms and conditions of the SPA:

(i)	an Amendment No. 7 to the Senior Loan Agreement executed by the Company, the Guarantors and the Senior Creditor;

(ii)	an Amendment No. 7 to Intercreditor Agreement executed by the Company, the Holders, the Collateral Agent and the Senior Creditor; and

(iii)	any other documents reasonably requested by the Holders.

The foregoing documents and any additional documents executed herewith, together with this Agreement, shall be referred to herein as the “Modification Documents”.

5.	Miscellaneous.

(a)
The Company hereby represents and warrants that, after giving effect to the provisions hereof: (i) its representations and warranties set forth in the SPA are true in all material respects on and as of the date hereof as if made on such date (except to the extent that the same expressly relate to an earlier date or are affected by the consummation of transactions permitted hereby or by this Agreement); (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the SPA on its part to be observed or performed; (iii) no Default or Event of Default has occurred and is continuing; (iv) since the date of the financial statements most recently provided to the Collateral Agent and the Holders by the Company, there has occurred no material adverse change in the assets or liabilities or the financial or other condition of the Company and its Subsidiaries; (v) the Company and the Guarantors each have full power to execute, deliver and perform their respective obligations under the Modification Documents and the execution, delivery and performance of the Modification Documents have been authorized and directed by the appropriate parties; (vi) the Modification Documents constitute the legal, valid and binding obligations of the Company and/or the Guarantors, as applicable, enforceable in accordance with their terms, subject to any limitations with respect to enforcement that may be imposed in connection with bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws affecting the enforcement of creditor’s rights generally, and general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity); (vii) the execution, delivery and performance thereof will not violate any provision of any existing law or regulation applicable to the Company or any Guarantor or their respective governing documents or of any order or decree of any court, arbitrator or governmental authority or of any contractual undertaking to which either is a party or by which either may be bound; and (viii) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to the Modification Documents.

Exhibit 4.66

(b)
If the Company fails to comply with any of the terms and conditions of the Modification Documents, such failure shall constitute a default under this Agreement and an Event of Default under the SPA and the other Financing Agreements.

(c)
This Agreement shall constitute a Financing Agreement under the SPA, and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the SPA and be secured by the collateral security for such Obligations.

(d)
No other changes shall be made to the SPA, and the Company reaffirms its obligations under the Financing Agreements (as amended hereby) in their entirety.  This Agreement is not intended to extinguish or affect any of the debt evidenced by the Notes or to otherwise modify any of the obligations under any of the Financing Agreements (as amended hereby).  The Company hereby reaffirms that the Company remains indebted to the Collateral Agent and the Holders without defense, counterclaim or offset and hereby releases each of the Collateral Agent and the Holders from any and all claims or other causes of action which the Company may have against the Collateral Agent or any Holder with respect to the Obligations and the Financing Agreements.

(e)
This Agreement is made in the Commonwealth of Massachusetts and shall be construed in accordance with its laws without regard to principles of conflicts of laws.  If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

Exhibit 4.66

(f)
Each of the Company and the Guarantors acknowledges and agrees that:  (i) neither the Company nor any Guarantor has any claim or cause of action against the  Collateral Agent or any Holder (or any of their respective directors, officers, employees or agents); (ii) neither the Company nor any Guarantor has any offset right, counterclaim or defense of any kind against any of their obligations, indebtedness or liabilities to the Collateral Agent or any Holder; and (iii) the Collateral Agent and each Holder has heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Company and the Guarantors.  The Collateral Agent and the Holders wish (and each of the Company and each Guarantor agrees) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Collateral Agent or any Holder.  Therefore, each of the Company and each Guarantor unconditionally releases, waives and forever discharges (A)  any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Collateral Agent and the Holders to the Company and the Guarantors, except the obligations to be performed by the Collateral Agent and the Holders for the Company and the Guarantors as set forth in this Agreement and as expressly stated in the Financing Agreements and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether against the Collateral Agent, any Holder, or any of their respective directors, officers, employees or agents with respect to the obligations to be performed by the Collateral Agent or any Holder for the Company and the Guarantors as set forth in the Financing Agreements, in either case (A) or (B), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof or which could thereafter arise as the result of the execution of (or the satisfaction of any condition precedent or subsequent to) this Agreement.

(g)
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder.  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(h)
This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

[Signatures on following page]

Exhibit 4.66

EXECUTED under seal as of the date first above written.

WOODSIDE CAPITAL PARTNERS IV, LLC, as a Holder

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE CAPITAL PARTNERS IV QP, LLC, as a Holder

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE CAPITAL PARTNERS V, LLC, as a Holder

By:	Woodside Opportunity Partners II, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE CAPITAL PARTNERS V QP, LLC, as a Holder

By:	Woodside Opportunity Partners II, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

[Signature Page to Amendment No. 6]

Exhibit 4.66

WOODSIDE AGENCY SERVICES, LLC, as Collateral Agent

By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

[Signature Page to Amendment No. 6]

NATIONAL INVESTMENT MANAGERS INC.

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

[Signature Page to Amendment No. 6]

RATIFICATION OF OBLIGATIONS

Each of the undersigned Guarantors hereby acknowledges, agrees and consents to the foregoing Amendment No. 6 to Securities Purchase and Loan Agreement (the “Agreement”) and agrees that the Guaranties and each of the other Financing Agreements (as amended by the Agreement) remain in full force and effect, and the Guarantors confirm and ratify all of their obligations under each Financing Agreement (as amended by the Agreement) to which such Guarantor is a party.

ABR ADVISORS, INC.
ALAN N. KANTER & ASSOCIATES, INC.
ALASKA PENSION SERVICES, LTD.
ASSET PRESERVATION CORP.
BENEFIT DYNAMICS, INC.
BENEFIT MANAGEMENT INC.
BPI/PPA, INC.
CALIFORNIA INVESTMENT ANNUITY SALES, INC.
CIRCLE PENSION, INC.
COMPLETE INVESTMENT MANAGEMENT, INC. OF PHILADELPHIA
HADDON STRATEGIC ALLIANCES, INC.
LAMORIELLO & CO., INC.
NATIONAL ACTUARIAL PENSION SERVICES, INC.
NATIONAL ASSOCIATES, INC., N.W.
PENSION ADMINISTRATION SERVICES, INC.
PENSION TECHNICAL SERVICES, INC. (d/b/a REPTECH CORP.)
PENTEC, INC.
PENTEC CAPITAL MANAGEMENT, INC.
SOUTHEASTERN PENSION SERVICES, INC.
STEPHEN H. ROSEN & ASSOCIATES, INC.
THE PENSION ALLIANCE, INC.

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

[Signature Page to Amendment No. 6]

THE PENSION GROUP, INC.
VALLEY FORGE ENTERPRISES, LTD.
V.F. ASSOCIATES, INC.
VF INVESTMENT SERVICES, CORP.
VALLEY FORGE CONSULTING CORPORATION

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

[Signature Page to Amendment No. 6]